Exhibit 99.2

Ampio Pharmaceuticals Reports First-Quarter Financial Results

ENGLEWOOD, Colo., May 16, 2022 /PRNewswire/ — Ampio Pharmaceuticals, Inc. (NYSE American: AMPE), a biopharmaceutical company focused on the advancement of immunomodulatory therapies for the treatment of pain resulting from osteoarthritis in the knee and potentially other articular joints, today reported financial results for the first quarter ended March 31, 2022.

First Quarter Financial Results

●	Net Loss: Net loss was $5.6 million for the first quarter of 2022 compared to net loss of $3.7 million for the first quarter of 2021. Further details on these variances are below.

●	R&D Expenses: Research and development expenses were $3.7 million for the first quarter of 2022 compared to $2.3 million for the first quarter of 2021. The primary drivers of the increase were increases in (i) clinical trial and sponsored research expenses and (ii) salaries and professional fees.

●	G&A Expenses: General and administrative expenses were $3.3 million for the first quarter of 2022 compared to $1.5 million for the first quarter of 2021. The primary drivers of the increase were increases in (i) salaries and professional fees and (ii) non-cash stock-based compensation expense.

●	Cash Position / Liquidity: Cash and cash equivalents on March 31, 2022, totaled $28.8 million, compared to $33.9 million as of December 31, 2021. The decrease of $5.1 million is primarily attributable to cash required to fund business operations. Based on our current cash position and projection of operating expenses and capital expenditures, we believe that we will have sufficient liquidity to fund operations into the second half of 2023.

Further details on First Quarter 2022 Financials are included below:

AMPIO PHARMACEUTICALS, INC.

Condensed Balance Sheets

(unaudited)

	March 31,	December 31,
	2022	2021

Assets
Current assets
Cash and cash equivalents	$28,837,000	$33,892,000
Prepaid expenses and other	1,070,000	1,740,000
Total current assets	29,907,000	35,632,000

Fixed assets, net	2,302,000	2,564,000
Right-of-use asset, net	577,000	629,000
Total assets	$32,786,000	$38,825,000

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$5,208,000	$4,811,000
Lease liability-current portion	318,000	311,000
Total current liabilities	5,526,000	5,122,000

Lease liability-long-term	533,000	614,000
Warrant derivative liability	4,474,000	5,805,000
Total liabilities	10,533,000	11,541,000

Commitments and contingencies (Note 5)

Stockholders’ equity
Preferred Stock, par value $0.0001; 10,000,000 shares authorized; none issued	—	—
Common Stock, par value $0.0001; 300,000,000 shares authorized; shares issued and outstanding - 227,186,867 as of March 31, 2022 and 227,325,381 as of December 31, 2021	23,000	23,000
Additional paid-in capital	245,468,000	244,863,000
Accumulated deficit	(223,238,000)	(217,602,000)
Total stockholders’ equity	22,253,000	27,284,000

Total liabilities and stockholders’ equity	$32,786,000	$38,825,000

AMPIO PHARMACEUTICALS, INC.

Condensed Statements of Operations

(unaudited)

	Three Months Ended March 31,
	2022	2021

Operating expenses
Research and development	$3,687,000	$2,296,000
General and administrative	3,283,000	1,523,000
Total operating expenses	6,970,000	3,819,000

Other income
Interest income	3,000	1,000
Derivative gain	1,331,000	151,000
Total other income	1,334,000	152,000

Net loss	$(5,636,000)	$(3,667,000)

Net loss per common share:
Basic	$(0.02)	$(0.02)
Diluted	$(0.03)	$(0.02)

Weighted average number of common shares outstanding:
Basic	226,083,328	195,387,047
Diluted	226,110,693	200,752,267

About Ampio Pharmaceuticals, Inc.

Ampio Pharmaceuticals, Inc. is a biopharmaceutical company primarily focused on the advancement of immunology-based therapies for the potential treatment of multiple inflammatory conditions (e.g., osteoarthritis of the knee (OAK) and other articular joints). Ampio's lead drug is Ampion™.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” or “estimate” or comparable terminology are intended to identify forward-looking statements. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements.

Such forward-looking statements include, for example, statements about Ampio’s projection of operating expenses, capital expenditures and future liquidity. The risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include the risk factors described in the Ampio’s Annual Report on Form 10-K for the year ended December 31, 2021, and other factors set forth in Ampio’s filings with the Securities and Exchange Commission, including Ampio’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.

The forward-looking statements in this press release speak only as of the date of this press release. Except as required by law, Ampio assumes no obligation to update or revise these forward-looking statements for any reason, except as required by law.

Investor and Media Contacts:

Tony Russo or Nic Johnson
Russo Partners
info@ampiopharma.com
tony.russo@russopartnersllc.com
nic.johnson@russopartnersllc.com